Exhibit 10.17

HC ORTHOPAEDIC SURGERY PTE LTD

3 Mt Elizabeth, #15-14, Mount Elizabeth Medical Centre, Singapore 228510

(Co. Reg. No.: 201725626E)

6 January 2025

TAN WINNIE

19 Bidadari Park Drive

#10-14

Singapore 367794

LETTER OF APPOINTMENT

We are pleased to offer you the position of Medical Doctor subject to all relevant statutory and government requirements being met and on the terms and conditions set out in this letter of employment.

Section A: Details of Employment
1. Company Name	HC ORTHOPAEDIC SURGERY PTE. LTD.

2. Employee Name	Tan Winnie

3. Employment NRIC/FIN	S9529869I

4. Employment Start Date:

3rd March 2025

You are required to attend a pre-employment medical examination before your start date.

Kindly note that this letter of appointment will be null and void if you are deemed to be medically / physically unfit for the position by the Company after reviewing the examination results.

5. Type of Employment	Full-Time Employment.

6. Place of Work	Premier Health Screening Centre 181 Kitchener Road #01-19/20 Singapore 208533

7. Job Title	Medical Doctor

HC ORTHOPAEDIC SURGERY PTE LTD

3 Mt Elizabeth, #15-14, Mount Elizabeth Medical Centre, Singapore 228510

(Co. Reg. No.: 201725626E)

8. Reporting Responsibility:	You will be assigned by the Medical Director of the company and report directly to him.

9. Job Scope:	Medical Doctor

● Carry out comprehensive medical evaluations and screenings for patients, involving gathering medical histories, conducting physical exams, performing diagnostic tests to detect possible health concerns, and venipuncture.

● Administrative clinical duties such as acknowledging results and furnishing of medical reports.

Section B: Working Hours and Rest Days:
10. Details of Working Hours	Monday to Friday - 9am to 6pm Saturday - 9am to 1pm

11. Number of Working Days Per Week	5.5

12. Rest Days per Week	On non-working days of the week.

Section C: Salary
13. Salary Period	1st to 31st Monthly

14. Overtime Payment Period	Not Applicable.

15. Date of Salary Payment	28th of every calendar month.

16. Date of Overtime Payment	Not applicable.

17. Basic Salary:	Your monthly basic gross salary will be $15,000 with clearance of withholding tax if necessary.

HC ORTHOPAEDIC SURGERY PTE LTD

3 Mt Elizabeth, #15-14, Mount Elizabeth Medical Centre, Singapore 228510

(Co. Reg. No.: 201725626E)

18. Overtime rate of Pay (applicable for support in surgery after office hours only)	Not applicable.

19. Fixed Allowances Per Salary Period	Not applicable.

20. Fixed Deductions Per Salary Period	CDAC.

21. Other Salary Related Components

You are entitled to Annual Wage Supplement (AWS).

The Company may (but it is not obliged to) pay an additional variable bonus annually, depending on your job performance and the Company’s performance, and subject to pro-rating based on your period of employment for such a year. The amount of such bonus, if made, shall be determined at the sole discretion of the Company.

The Company is entitled to withdraw any bonus (AWS) awarded to you at any time prior to the payment thereof, in the event of your employment is terminated, or notice of termination has either been given by you to the Company, or by the Company to you.

22. Salary and Commission Review	The company will review your salary once the patient load increases.

23. CPF Contributions Payable (subject to prevailing CPF contribution rates)	Yes.

Section D: Leave and Medical Benefits
24. Annual Leave Entitlement:	21 days of paid annual leave (AL). The AL entitlement will be prorated in the first year based on joined date.

HC ORTHOPAEDIC SURGERY PTE LTD

3 Mt Elizabeth, #15-14, Mount Elizabeth Medical Centre, Singapore 228510

(Co. Reg. No.: 201725626E)

25. Other types of leave	14 days of paid medical leave. 60 days of paid hospitalisation leave. 3 days of paid compassionate leave.

26. Medical benefits	You will be entitled to H&S insurance and dental benefits upon confirmation.

Section E: Others

27. Length of Probation	3 months.

28. Termination of employment:

After successful confirmation, this contract may be terminated by either party by giving 3 months’ notice or salary-in-lieu.

During probation period, the notice period is 1 month.

In the event of termination or resignation, any unutilized portion for medical malpractice insurance will be deducted from the final pay.

Notwithstanding the above, the Company shall be entitled to terminate your employment immediately without prior notice or payment in lieu of notice (but without prejudice to the rights and remedies of Company for any breach of this Agreement and to your continuing obligations under this Agreement) in the following instances:

(a) Any misrepresentation in application documents submitted;

(b) Breach of any term of your employment;

(c) Dishonesty or misconduct;

(d) Neglect of refusal to attend your duties; (e) Failure to perform any of your obligations;

(f) Incapacitation by illness or otherwise for period or periods totalling two (2) months or more in any period of twelve (12) consecutive months;

HC ORTHOPAEDIC SURGERY PTE LTD

3 Mt Elizabeth, #15-14, Mount Elizabeth Medical Centre, Singapore 228510

(Co. Reg. No.: 201725626E)

(g) Failure to observe the Company’s rules and regulations;

(h) Disqualified for any reason from acting as nurse in Singapore;

(i) If you have conducted yourself in any manner tending to bring yourself or the Company into disrepute; or

(j) Where you become a bankrupt or have been charges with any criminal office.

29. Confidentiality:

You will not reveal to any person any confidential information of the Company coming to your knowledge during your employment and will not use or attempt to use the same in any manner which may cause loss to the Company or its Business.

This restriction will continue to apply after the termination of your employment.

You must use, handle, store and safeguard confidential information with due care and in accordance with the company’s code of confidentiality.

The company takes a very serious view on the disclosure of such information beyond that is necessary for the performance of your duties.

Disclosure of confidential information pertaining to the company to any external party is a cause of dismissal.

30. Non-solicitation and Non-competition	You will not solicit the company’s customers, third party agents/contractors or staff that you may have come into contact with during your time from the company. This includes channels through telephony, print media, social media or any other type of media.

HC ORTHOPAEDIC SURGERY PTE LTD

3 Mt Elizabeth, #15-14, Mount Elizabeth Medical Centre, Singapore 228510

(Co. Reg. No.: 201725626E)

31. Governing Law:	This Letter of Employment shall be governed by and construed in accordance with the Laws of the Republic of Singapore and parties hereby submit to the exclusive jurisdiction of Singapore Courts.

Your signing and returning the duplicate copy of this letter in confirmation of your understanding and acceptance of the above terms and conditions from the date of this letter.

Yours Faithfully,

/s/ Dr Henry Chan
Dr Henry Chan
Director

I, TAN WINNIE                                      confirm that I have read and accept the terms and conditions stipulated in this Letter of Employment.

Signature:

NRIC No:	S9529869I

Date:	17/01/2025

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